SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 21, 2006, Eagle Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, EagleBank (the “Bank”), effected a reorganization of responsibilities and positions intended to enable the Company and Bank to most efficiently and productively pursue continued growth opportunities in the markets which it serves. Effective immediately, the following persons will have the titles and responsibilities set forth opposite their names:

Name	Position
Ronald D. Paul	President, Chief Executive Officer and Vice Chairman of the Board—Eagle Bancorp Chairman and Chief Executive Officer—EagleBank
Michael T. Flynn	Executive Vice President and Chief Operating Officer—Eagle Bancorp President—EagleBank (Washington, DC operations)
Thomas D. Murphy	President—EagleBank (Montgomery County Operations) and Executive Vice President—EagleBank
Susan G. Riel	Executive Vice President and Chief Operating Officer—EagleBank

Item 8.01 Other Events

Eagle Bancorp, Inc. announced that it is forming Eagle Commercial Ventures, LLC (the “LLC”) as a subsidiary of Eagle Bancorp to provide financing for the acquisition, development and construction of real estate projects. It is planned that these loans will be made in conjunction with EagleBank (the “Bank”), where the LLC’s loans would be in a secondary, subordinate lien position to that of the Bank. All loans of the subsidiary would be made within defined limits and parameters.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ RONALD D. PAUL
Ronald D. Paul, President, Chief Executive Officer

Dated: June 21, 2006